EXHIBIT 99.1

Midland States Bancorp, Inc. Announces 2019 Fourth Quarter Results

Highlights

  Net income of $12.8 million, or $0.51 diluted earnings per share

  Adjusted earnings of $16.1 million, or $0.64 diluted earnings per share, primarily reflects the exclusion of $3.3 million in integration and acquisition expenses and a $1.8 million loss on the repurchase of subordinated debt

  Total loans increased $72.6 million from the end of the prior quarter, or 6.7% annualized

  Total deposits increased $99.1 million from the end of the prior quarter, or 8.8% annualized

  Efficiency ratio improved to 59.5% from 60.6% in the prior quarter

EFFINGHAM, Ill., Jan. 23, 2020 (GLOBE NEWSWIRE) -- Midland States Bancorp, Inc. (Nasdaq: MSBI) (the “Company”) today reported net income of $12.8 million, or $0.51 diluted earnings per share, for the fourth quarter of 2019, which included $3.3 million in integration and acquisition expenses and a $1.8 million loss on the repurchase of subordinated debt.  This compares to net income of $12.7 million, or $0.51 diluted earnings per share, for the third quarter of 2019, which included $5.3 million in integration and acquisition expenses, and net income of $16.3 million, or $0.67 diluted earnings per share, for the fourth quarter of 2018.

Jeffrey G. Ludwig, President and Chief Executive Officer of the Company, said, “We completed 2019 with a strong quarter of business development highlighted by growth in both loans and deposits.  Our focus on developing new depository products for commercial customers is having a positive impact on our core deposit gathering, resulting in steady improvement in our deposit mix.  We believe we are well positioned to create additional value for shareholders in 2020.  Through a combination of modest balance sheet growth, realizing the full synergies from our acquisition of HomeStar Financial Group, driving additional efficiencies throughout our organization, and expanding our net interest margin through a reduction in our funding costs, we believe we can deliver solid earnings growth and an improvement in our return on assets and equity.”

Adjustment in Staffing Levels

In January 2020, the Company reduced its staffing by approximately 50 full-time employee positions, representing approximately 5% of the Company’s workforce.  The Company expects to record $0.7 - $0.8 million in one-time charges related to the staffing level adjustments in the first quarter of 2020.  The staffing level adjustments are expected to result in approximately $3.9 million in annualized cost savings, beginning in the second quarter of 2020.

Approximately 30% of the staffing adjustments are within the Company’s retail branches, with the remaining adjustments primarily occurring within back office support and non-revenue generating positions.

Factors Affecting Comparability

The Company acquired HomeStar Financial Group, Inc. (“HomeStar”) in July 2019, with the core system conversion completed in October 2019. The financial position and results of operations of HomeStar prior to its acquisition date are not included in the Company’s financial results.

Adjusted Earnings

Financial results for the fourth quarter of 2019 included $3.3 million in integration and acquisition expenses, a $1.8 million loss on the repurchase of subordinated debt, and a $0.6 million gain on the sale of investment securities.  Excluding these amounts and certain other expenses and income, adjusted earnings were $16.1 million, or $0.64 diluted earnings per share, for the fourth quarter of 2019.

Financial results for the third quarter of 2019 included $5.3 million in integration and acquisition expenses.  Excluding these amounts and certain other expenses and income, adjusted earnings were $16.4 million, or $0.66 diluted earnings per share, for the third quarter of 2019.

A reconciliation of adjusted earnings to net income according to accounting principles generally accepted in the United States (“GAAP”) is provided in the financial tables at the end of this press release.

Net Interest Margin

Net interest margin for the fourth quarter of 2019 was 3.56%, compared to 3.70% for the third quarter of 2019.  The Company’s net interest margin benefits from accretion income on purchased loan portfolios, which contributed 23 and 20 basis points to net interest margin in the fourth quarter of 2019 and third quarter of 2019, respectively.  Excluding the impact of accretion income, net interest margin decreased 17 basis points from the third quarter of 2019, primarily due to the impact of new subordinated debt issued in September 2019 and a decline in the yield on earning assets.

Relative to the fourth quarter of 2018, net interest margin decreased from 3.85%.  Accretion income on purchased loan portfolios contributed 31 basis points to net interest margin in the fourth quarter of 2018.  Excluding the impact of accretion income, net interest margin decreased 21 basis points compared to the fourth quarter of 2018, primarily due to the impact of new subordinated debt issued in September 2019, a decline in the yield on earning assets and an increase in the costs of interest-bearing deposits.

Net Interest Income

Net interest income for the fourth quarter of 2019 was $48.7 million, a decrease of 1.5% from $49.5 million for the third quarter of 2019.  Excluding accretion income, net interest income decreased $1.3 million from the prior quarter.  Accretion income associated with purchased loan portfolios totaled $3.6 million for the fourth quarter of 2019, compared with $3.1 million for the third quarter of 2019.

Relative to the fourth quarter of 2018, net interest income increased $0.2 million, or 0.3%.  Accretion income for the fourth quarter of 2018 was $4.3 million.  Excluding the impact of accretion income, net interest income increased primarily due to the contribution of HomeStar.

Noninterest Income

Noninterest income for the fourth quarter of 2019 was $19.0 million, a decrease of 3.0% from $19.6 million for the third quarter of 2019.  The decrease was primarily attributable to declines in most major noninterest income items, partially offset by a $0.6 million gain on sale of investment securities.

Relative to the fourth quarter of 2018, noninterest income decreased 10.2% from $21.2 million.  The decrease was primarily attributable to lower commercial FHA, wealth management and residential mortgage banking revenue.

Wealth management revenue for the fourth quarter of 2019 was $5.4 million, a decrease of 10.4% from $6.0 million in the third quarter of 2019, primarily due to a decline in estate fees.  Compared to the fourth quarter of 2018, wealth management revenue decreased 4.8%.

Commercial FHA revenue for the fourth quarter of 2019 was $2.1 million, compared to $2.9 million in the third quarter of 2019.  Commercial FHA revenue in the fourth quarter of 2019 included a $1.6 million mortgage servicing rights (“MSR”) impairment, compared to a $1.1 million MSR impairment recorded in the third quarter of 2019.  The Company originated $84.9 million in rate lock commitments during the fourth quarter of 2019, compared to $112.8 million in the prior quarter.  Compared to the fourth quarter of 2018, commercial FHA revenue decreased $2.1 million.

Noninterest Expense

Noninterest expense for the fourth quarter of 2019 was $46.3 million, which included $3.3 million in integration and acquisition expenses, a $1.8 million loss on the repurchase of subordinated debt, and a $0.1 million loss on MSR held for sale, compared with $48.0 million for the third quarter of 2019, which included $5.3 million in integration and acquisition expenses and a $0.1 million gain on MSR held for sale.  Excluding integration and acquisition expenses, the loss on the repurchase of subordinated debt, and gain/loss on MSR held for sale, the $1.7 million decrease in noninterest expense primarily reflects additional cost savings realized after the core system conversion of HomeStar in October 2019.

Relative to the fourth quarter of 2018, noninterest expense increased 2.1% from $45.4 million, which included $0.6 million in integration and acquisition expenses.  Excluding integration and acquisition expenses, the loss on the repurchase of subordinated debt, and loss on MSR held for sale, noninterest expense decreased 8.3% from $44.8 million, primarily due to cost reduction initiatives implemented across the organization.

Loan Portfolio

Total loans outstanding were $4.40 billion at December 31, 2019, compared with $4.33 billion at September 30, 2019 and $4.14 billion at December 31, 2018.  The increase in total loans from September 30, 2019 was attributable to growth in the commercial loans and leases and consumer loan portfolios, partially offset by a decline in the commercial real estate loan portfolio.  Equipment finance balances increased $66.8 million from September 30, 2019, which are booked within the commercial loans and leases portfolio, reflecting management’s efforts to grow the equipment finance business.  The increase in total loans from December 31, 2018 was primarily attributable to the addition of HomeStar’s loan portfolio.

Deposits

Total deposits were $4.54 billion at December 31, 2019, compared with $4.45 billion at September 30, 2019, and $4.07 billion at December 31, 2018.  The increase in total deposits from September 30, 2019 was primarily attributable to growth in the Company’s lower-cost deposit categories, while the increase from December 31, 2018 was primarily attributable to the addition of HomeStar’s deposits.

Asset Quality

Nonperforming loans totaled $42.1 million, or 0.96% of total loans, at December 31, 2019, compared with $45.2 million, or 1.04% of total loans, at September 30, 2019, and $42.9 million, or 1.04% of total loans, at December 31, 2018.

Net charge-offs for the fourth quarter of 2019 were $2.2 million, or 0.20% of average loans on an annualized basis.

The Company recorded a provision for loan losses of $5.3 million for the fourth quarter of 2019, which included a $1.4 million specific reserve established for an existing nonperforming loan.  The Company’s allowance for loan losses was 0.64% of total loans and 66.6% of nonperforming loans at December 31, 2019, compared with 0.58% of total loans and 55.3% of nonperforming loans at September 30, 2019.  Fair market value discounts recorded in connection with acquired loan portfolios represented 0.39% of total loans at December 31, 2019, compared with 0.51% of total loans at September 30, 2019.

Capital

At December 31, 2019, the Company exceeded all regulatory capital requirements under Basel III and was considered to be a ‘‘well-capitalized’’ financial institution, as summarized in the following table:

	December 31, 2019	Fully Phased-In Regulatory Guidelines Minimum (2)
Total capital to risk-weighted assets	14.72%	10.50%
Tier 1 capital to risk-weighted assets	10.52%	8.50%
Tier 1 leverage ratio	8.74%	4.00%
Common equity Tier 1 capital	9.20%	7.00%
Tangible common equity to tangible assets (1)	7.74%	NA
  A non-GAAP financial measure. Refer to page 14 for a reconciliation to the comparable GAAP financial measure.
  As of January 1, 2019, the capital conservation buffer was fully phased in at 2.5%.

Stock Repurchase Program

During the fourth quarter of 2019, the Company repurchased 85,146 shares of its common stock at a weighted average price of $25.69 under its stock repurchase program, which authorized the repurchase of up to $25 million of its common stock.  As of December 31, 2019, the Company had $21.0 million remaining under the current stock repurchase authorization.

Conference Call, Webcast and Slide Presentation

The Company will host a conference call and webcast at 7:30 a.m. Central Time on Friday, January 24, 2020, to discuss its financial results.  The call can be accessed via telephone at (877) 516-3531; conference ID: 6894396.  A recorded replay can be accessed through January 31, 2020, by dialing (855) 859-2056; conference ID: 6894396.

A slide presentation relating to the fourth quarter 2019 results will be accessible prior to the scheduled conference call.  The slide presentation and webcast of the conference call can be accessed on the Webcasts and Presentations page of the Company’s investor relations website at investors.midlandsb.com under the “News and Events” tab.

About Midland States Bancorp, Inc.

Midland States Bancorp, Inc. is a community-based financial holding company headquartered in Effingham, Illinois, and is the sole shareholder of Midland States Bank. As of December 31, 2019, the Company had total assets of approximately $6.08 billion, and its Wealth Management Group had assets under administration of approximately $3.41 billion. Midland provides a full range of commercial and consumer banking products and services, business equipment financing, merchant credit card services, trust and investment management, and insurance and financial planning services. In addition, multi-family and healthcare facility FHA financing is provided through Love Funding, Midland’s non-bank subsidiary. For additional information, visit https://www.midlandsb.com/ or follow Midland on LinkedIn at https://www.linkedin.com/company/midland-states-bank.

Non-GAAP Financial Measures

Some of the financial measures included in this press release are not measures of financial performance recognized in accordance with GAAP.  These non-GAAP financial measures include “Adjusted Earnings,” “Adjusted Diluted Earnings Per Common Share,” “Adjusted Return on Average Assets,” “Adjusted Return on Average Shareholders’ Equity,” “Adjusted Return on Average Tangible Common Equity,” “Efficiency Ratio,” “Tangible Common Equity to Tangible Assets,” “Tangible Book Value Per Share” and “Return on Average Tangible Common Equity.”  The Company believes these non-GAAP financial measures provide both management and investors a more complete understanding of the Company’s funding profile and profitability.  These non-GAAP financial measures are supplemental and are not a substitute for any analysis based on GAAP financial measures.  Not all companies use the same calculation of these measures; therefore, this presentation may not be comparable to other similarly titled measures as presented by other companies.

Forward-Looking Statements

Readers should note that in addition to the historical information contained herein, this press release includes "forward-looking statements" within the meanings of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including but not limited to statements about the Company’s plans, objectives, future performance, goals and future earnings levels.  These statements are subject to many risks and uncertainties, including changes in interest rates and other general economic, business and political conditions, including changes in the financial markets; changes in business plans as circumstances warrant; risks relating to acquisitions; and other risks detailed from time to time in filings made by the Company with the Securities and Exchange Commission.  Readers should note that the forward-looking statements included in this press release are not a guarantee of future events, and that actual events may differ materially from those made in or suggested by the forward-looking statements.  Forward-looking statements generally can be identified by the use of forward-looking terminology such as "will," "propose," "may," "plan," "seek," "expect," "intend," "estimate," "anticipate," "believe," "continue," or similar terminology.  Any forward-looking statements presented herein are made only as of the date of this press release, and the Company does not undertake any obligation to update or revise any forward-looking statements to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise.

CONTACTS:
Jeffrey G. Ludwig, President and CEO, at jludwig@midlandsb.com or (217) 342-7321
Eric T. Lemke, Chief Financial Officer, at elemke@midlandsb.com or (217) 342-7321
Douglas J. Tucker, SVP and Corporate Counsel, at dtucker@midlandsb.com or (217) 342-7321

MIDLAND STATES BANCORP, INC.
CONSOLIDATED FINANCIAL SUMMARY (unaudited)

	For the Quarter Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
(dollars in thousands, except per share data)	2019	2019	2019	2019	2018
Earnings Summary
Net interest income	$48,687	$49,450	$46,077	$45,601	$48,535
Provision for loan losses	5,305	4,361	4,076	3,243	3,467
Noninterest income	19,014	19,606	19,587	17,075	21,170
Noninterest expense	46,325	48,025	40,194	41,097	45,375
Income before income taxes	16,071	16,670	21,394	18,336	20,863
Income taxes	3,279	4,015	5,039	4,354	4,527
Net income	12,792	12,655	16,355	13,982	16,336
Preferred stock dividends, net	-	(22)	34	34	34
Net income available to common shareholders	$12,792	$12,677	$16,321	$13,948	$16,302

Diluted earnings per common share	$0.51	$0.51	$0.67	$0.57	$0.67
Weighted average shares outstanding - diluted	24,761,960	24,684,529	24,303,211	24,204,661	24,200,346
Return on average assets	0.83%	0.84%	1.17%	1.01%	1.14%
Return on average shareholders' equity	7.71%	7.71%	10.43%	9.23%	10.81%
Return on average tangible common equity (1)	11.24%	11.19%	15.34%	13.79%	16.40%
Net interest margin	3.56%	3.70%	3.76%	3.73%	3.85%
Efficiency ratio (1)	59.46%	60.63%	61.58%	64.73%	65.50%

Adjusted Earnings Performance Summary
Adjusted earnings (1)	$16,110	$16,422	$16,196	$14,098	$16,397
Adjusted diluted earnings per common share (1)	$0.64	$0.66	$0.66	$0.58	$0.67
Adjusted return on average assets (1)	1.04%	1.09%	1.16%	1.02%	1.14%
Adjusted return on average shareholders' equity (1)	9.71%	10.01%	10.33%	9.31%	10.85%
Adjusted return on average tangible common equity (1)	14.15%	14.52%	15.19%	13.90%	16.46%

(1) Non-GAAP financial measures. Refer to pages 13 - 15 for a reconciliation to the comparable GAAP financial measures.

MIDLAND STATES BANCORP, INC.
CONSOLIDATED FINANCIAL SUMMARY (unaudited) (continued)

	For the Quarter Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
(in thousands, except per share data)	2019	2019	2019	2019	2018
Net interest income:
Interest income	$64,444	$65,006	$60,636	$59,432	$61,592
Interest expense	15,757	15,556	14,559	13,831	13,057
Net interest income	48,687	49,450	46,077	45,601	48,535
Provision for loan losses	5,305	4,361	4,076	3,243	3,467
Net interest income after provision for loan losses	43,382	45,089	42,001	42,358	45,068
Noninterest income:
Wealth management revenue	5,377	5,998	5,504	4,953	5,651
Commercial FHA revenue	2,089	2,894	4,917	3,270	4,194
Residential mortgage banking revenue	763	720	611	834	1,041
Service charges on deposit accounts	2,860	3,008	2,639	2,520	2,976
Interchange revenue	3,053	3,249	3,010	2,680	2,941
Gain on sales of investment securities, net	635	25	14	-	469
Other income	4,237	3,712	2,892	2,818	3,898
Total noninterest income	19,014	19,606	19,587	17,075	21,170
Noninterest expense:
Salaries and employee benefits	23,650	25,083	21,134	22,039	23,020
Occupancy and equipment	4,637	4,793	4,500	4,832	4,914
Data processing	6,261	5,443	4,987	4,891	5,660
Professional	1,952	2,348	2,410	2,073	2,752
Amortization of intangible assets	1,804	1,803	1,673	1,810	1,852
Loss (gain) on mortgage servicing rights held for sale	95	(70)	(515)	-	-
Other expense	7,926	8,625	6,005	5,452	7,177
Total noninterest expense	46,325	48,025	40,194	41,097	45,375
Income before income taxes	16,071	16,670	21,394	18,336	20,863
Income taxes	3,279	4,015	5,039	4,354	4,527
Net income	12,792	12,655	16,355	13,982	16,336
Preferred stock dividends, net	-	(22)	34	34	34
Net income available to common shareholders	$12,792	$12,677	$16,321	$13,948	$16,302

Basic earnings per common share	$0.52	$0.51	$0.67	$0.58	$0.68
Diluted earnings per common share	$0.51	$0.51	$0.67	$0.57	$0.67

MIDLAND STATES BANCORP, INC.
CONSOLIDATED FINANCIAL SUMMARY (unaudited) (continued)

	As of
	December 31,	September 30,	June 30,	March 31,	December 31,
(in thousands)	2019	2019	2019	2019	2018
Assets
Cash and cash equivalents	$394,505	$409,346	$245,415	$276,480	$213,700
Investment securities	655,054	668,630	613,026	656,152	660,785
Loans	4,401,410	4,328,835	4,073,527	4,092,106	4,137,551
Allowance for loan losses	(28,028)	(24,917)	(25,925)	(23,091)	(20,903)
Total loans, net	4,373,382	4,303,918	4,047,602	4,069,015	4,116,648
Loans held for sale	16,431	88,322	22,143	16,851	30,401
Premises and equipment, net	91,055	93,896	94,824	94,514	94,840
Other real estate owned	6,745	4,890	3,797	2,020	3,483
Loan servicing rights, at lower of cost or fair value	53,824	54,124	54,191	52,957	53,447
Mortgage servicing rights held for sale	1,972	1,860	159	257	3,545
Goodwill	171,758	171,074	164,673	164,673	164,673
Other intangible assets, net	34,886	36,690	33,893	35,566	37,376
Cash surrender value of life insurance policies	142,423	141,510	140,593	139,686	138,783
Other assets	144,982	139,644	125,739	133,609	119,992
Total assets	$6,087,017	$6,113,904	$5,546,055	$5,641,780	$5,637,673

Liabilities and Shareholders' Equity
Noninterest-bearing deposits	$1,019,472	$1,015,081	$902,286	$941,344	$972,164
Interest-bearing deposits	3,524,782	3,430,090	3,108,921	3,094,944	3,102,006
Total deposits	4,544,254	4,445,171	4,011,207	4,036,288	4,074,170
Short-term borrowings	82,029	122,294	113,844	115,832	124,235
FHLB advances and other borrowings	493,311	559,932	582,387	669,009	640,631
Subordinated debt	176,653	192,689	94,215	94,174	94,134
Trust preferred debentures	48,288	48,165	48,041	47,918	47,794
Other liabilities	80,571	90,131	56,473	54,391	48,184
Total liabilities	5,425,106	5,458,382	4,906,167	5,017,612	5,029,148
Total shareholders’ equity	661,911	655,522	639,888	624,168	608,525
Total liabilities and shareholders’ equity	$6,087,017	$6,113,904	$5,546,055	$5,641,780	$5,637,673

MIDLAND STATES BANCORP, INC.
CONSOLIDATED FINANCIAL SUMMARY (unaudited) (continued)

	As of
	December 31,	September 30,	June 30,	March 31,	December 31,
(in thousands)	2019	2019	2019	2019	2018
Loan Portfolio
Commercial loans and leases	$1,387,766	$1,292,511	$1,149,370	$1,122,621	$1,074,935
Commercial real estate	1,526,504	1,622,363	1,524,369	1,560,427	1,639,155
Construction and land development	208,733	215,978	250,414	239,376	232,229
Residential real estate	568,291	587,984	552,406	569,051	578,048
Consumer	710,116	609,999	596,968	600,631	613,184
Total loans	$4,401,410	$4,328,835	$4,073,527	$4,092,106	$4,137,551

Deposit Portfolio
Noninterest-bearing demand	$1,019,472	$1,015,081	$902,286	$941,344	$972,164
Interest-bearing:
Checking	1,342,788	1,222,599	1,009,023	968,844	1,002,275
Money market	787,662	753,869	732,573	802,036	862,171
Savings	522,456	526,938	442,017	457,176	442,132
Time	822,160	833,038	785,337	685,700	633,787
Brokered time	49,716	93,646	139,971	181,188	161,641
Total deposits	$4,544,254	$4,445,171	$4,011,207	$4,036,288	$4,074,170

MIDLAND STATES BANCORP, INC.
CONSOLIDATED FINANCIAL SUMMARY (unaudited) (continued)

	For the Quarter Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
(dollars in thousands)	2019	2019	2019	2019	2018
Average Balance Sheets
Cash and cash equivalents	$406,526	$259,427	$162,110	$152,078	$155,280
Investment securities	631,294	666,157	636,946	654,764	676,483
Loans	4,359,144	4,352,635	4,086,720	4,128,893	4,139,831
Loans held for sale	36,974	31,664	40,177	30,793	51,981
Nonmarketable equity securities	43,745	44,010	44,217	44,279	42,708
Total interest-earning assets	5,477,683	5,353,893	4,970,170	5,010,807	5,066,283
Non-earning assets	649,169	636,028	618,023	618,996	624,378
Total assets	$6,126,852	$5,989,921	$5,588,193	$5,629,803	$5,690,661

Interest-bearing deposits	$3,490,165	$3,429,063	$3,107,660	$3,093,979	$3,123,134
Short-term borrowings	104,598	124,183	120,859	135,337	143,869
FHLB advances and other borrowings	531,419	591,516	607,288	673,250	645,642
Subordinated debt	182,149	106,090	94,196	94,156	94,115
Trust preferred debentures	48,229	48,105	47,982	47,848	47,737
Total interest-bearing liabilities	4,356,560	4,298,957	3,977,985	4,044,570	4,054,497
Noninterest-bearing deposits	1,028,670	967,192	921,115	919,185	989,954
Other noninterest-bearing liabilities	83,125	72,610	60,363	51,838	46,487
Shareholders' equity	658,497	651,162	628,730	614,210	599,723
Total liabilities and shareholders' equity	$6,126,852	$5,989,921	$5,588,193	$5,629,803	$5,690,661

Yields
Earning Assets
Cash and cash equivalents	1.62%	2.14%	2.43%	2.42%	2.24%
Investment securities	3.10%	3.00%	3.11%	3.07%	3.04%
Loans	5.22%	5.31%	5.32%	5.22%	5.28%
Loans held for sale	4.12%	3.02%	4.50%	3.94%	3.92%
Nonmarketable equity securities	5.31%	5.33%	5.42%	5.69%	5.20%
Total interest-earning assets	4.70%	4.85%	4.94%	4.85%	4.87%

Interest-Bearing Liabilities
Interest-bearing deposits	1.03%	1.08%	1.09%	0.97%	0.86%
Short-term borrowings	0.67%	0.68%	0.70%	0.71%	0.67%
FHLB advances and other borrowings	2.26%	2.36%	2.34%	2.32%	2.26%
Subordinated debt	5.94%	6.30%	6.43%	6.43%	6.43%
Trust preferred debentures	6.41%	6.83%	7.17%	7.38%	6.93%
Total interest-bearing liabilities	1.43%	1.44%	1.47%	1.39%	1.28%

Cost of Deposits	0.80%	0.84%	0.84%	0.74%	0.65%

Net Interest Margin	3.56%	3.70%	3.76%	3.73%	3.85%

MIDLAND STATES BANCORP, INC.
CONSOLIDATED FINANCIAL SUMMARY (unaudited) (continued)

	As of and for the Quarter Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
(dollars in thousands, except per share data)	2019	2019	2019	2019	2018
Asset Quality
Loans 30-89 days past due	$29,876	$23,118	$21,554	$23,999	$25,213
Nonperforming loans	42,082	45,168	50,676	49,262	42,899
Nonperforming assets	50,027	50,058	54,473	51,282	45,899
Net charge-offs	2,194	5,369	1,242	1,055	2,195
Loans 30-89 days past due to total loans	0.68%	0.53%	0.53%	0.59%	0.61%
Nonperforming loans to total loans	0.96%	1.04%	1.24%	1.20%	1.04%
Nonperforming assets to total assets	0.82%	0.82%	0.98%	0.91%	0.81%
Allowance for loan losses to total loans	0.64%	0.58%	0.64%	0.56%	0.51%
Allowance for loan losses to nonperforming loans	66.60%	55.29%	51.16%	46.87%	48.73%
Net charge-offs to average loans	0.20%	0.49%	0.12%	0.10%	0.21%

Wealth Management
Trust assets under administration	$3,409,959	$3,281,260	$3,125,869	$3,097,091	$2,945,084

Market Data
Book value per share at period end	$27.10	$26.93	$26.66	$26.08	$25.50
Tangible book value per share at period end (1)	$18.64	$18.40	$18.36	$17.68	$17.00
Market price at period end	$28.96	$26.05	$26.72	$24.06	$22.34
Shares outstanding at period end	24,420,345	24,338,748	23,897,038	23,827,438	23,751,798

Capital
Total capital to risk-weighted assets	14.72%	14.82%	13.49%	13.25%	12.79%
Tier 1 capital to risk-weighted assets	10.52%	10.35%	10.85%	10.65%	10.25%
Tier 1 leverage ratio	8.74%	8.77%	9.27%	8.92%	8.53%
Tier 1 common capital to risk-weighted assets	9.20%	9.02%	9.38%	9.16%	8.76%
Tangible common equity to tangible assets (1)	7.74%	7.58%	8.20%	7.74%	7.43%

(1) Non-GAAP financial measures. Refer to pages 13 - 15 for a reconciliation to the comparable GAAP financial measures.

MIDLAND STATES BANCORP, INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES

Adjusted Earnings Reconciliation

	For the Quarter Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
(dollars in thousands, except per share data)	2019	2019	2019	2019	2018
Income before income taxes - GAAP	$16,071	$16,670	$21,394	$18,336	$20,863
Adjustments to noninterest income:
Gain on sales of investment securities, net	635	25	14	-	469
Other	(6)	-	(23)	-	(1)
Total adjustments to noninterest income	629	25	(9)	-	468
Adjustments to noninterest expense:
Loss (gain) on mortgage servicing rights held for sale	95	(70)	(515)	-	-
Loss on repurchase of subordinated debt	1,778	-	-	-	-
Integration and acquisition expenses	3,332	5,292	286	160	553
Total adjustments to noninterest expense	5,205	5,222	(229)	160	553
Adjusted earnings pre tax	20,647	21,867	21,174	18,496	20,948
Adjusted earnings tax	4,537	5,445	4,978	4,398	4,551
Adjusted earnings - non-GAAP	16,110	16,422	16,196	14,098	16,397
Preferred stock dividends, net	-	(22)	34	34	34
Adjusted earnings available to common shareholders - non-GAAP	$16,110	$16,444	$16,162	$14,064	$16,363
Adjusted diluted earnings per common share	$0.64	$0.66	$0.66	$0.58	$0.67
Adjusted return on average assets	1.04%	1.09%	1.16%	1.02%	1.14%
Adjusted return on average shareholders' equity	9.71%	10.01%	10.33%	9.31%	10.85%
Adjusted return on average tangible common equity	14.15%	14.52%	15.19%	13.90%	16.46%

MIDLAND STATES BANCORP, INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES (continued)

Efficiency Ratio Reconciliation
	For the Quarter Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
(dollars in thousands)	2019	2019	2019	2019	2018
Noninterest expense - GAAP	$46,325	$48,025	$40,194	$41,097	$45,375
(Loss) gain on mortgage servicing rights held for sale	(95)	70	515	-	-
Loss on repurchase of subordinated debt	(1,778)	-	-	-	-
Integration and acquisition expenses	(3,332)	(5,292)	(286)	(160)	(553)
Adjusted noninterest expense	$41,120	$42,803	$40,423	$40,937	$44,822

Net interest income - GAAP	$48,687	$49,450	$46,077	$45,601	$48,535
Effect of tax-exempt income	474	502	526	543	574
Adjusted net interest income	49,161	49,952	46,603	46,144	49,109

Noninterest income - GAAP	$19,014	$19,606	$19,587	$17,075	$21,170
Loan servicing rights impairment (recapture)	1,613	1,060	(559)	25	(1,380)
Gain on sales of investment securities, net	(635)	(25)	(14)	-	(469)
Other	6	-	23	-	1
Adjusted noninterest income	19,998	20,641	19,037	17,100	19,322

Adjusted total revenue	$69,159	$70,593	$65,640	$63,244	$68,431

Efficiency ratio	59.46%	60.63%	61.58%	64.73%	65.50%

MIDLAND STATES BANCORP, INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES (continued)

Tangible Common Equity to Tangible Assets Ratio and Tangible Book Value Per Share

	As of
	December 31,	September 30,	June 30,	March 31,	December 31,
(dollars in thousands, except per share data)	2019	2019	2019	2019	2018
Shareholders' Equity to Tangible Common Equity
Total shareholders' equity—GAAP	$661,911	$655,522	$639,888	$624,168	$608,525
Adjustments:
Preferred stock	-	-	(2,684)	(2,733)	(2,781)
Goodwill	(171,758)	(171,074)	(164,673)	(164,673)	(164,673)
Other intangibles, net	(34,886)	(36,690)	(33,893)	(35,566)	(37,376)
Tangible common equity	$455,267	$447,758	$438,638	$421,196	$403,695

Total Assets to Tangible Assets:
Total assets—GAAP	$6,087,017	$6,113,904	$5,546,055	$5,641,780	$5,637,673
Adjustments:
Goodwill	(171,758)	(171,074)	(164,673)	(164,673)	(164,673)
Other intangibles, net	(34,886)	(36,690)	(33,893)	(35,566)	(37,376)
Tangible assets	$5,880,373	$5,906,140	$5,347,489	$5,441,541	$5,435,624

Common Shares Outstanding	24,420,345	24,338,748	23,897,038	23,827,438	23,751,798

Tangible Common Equity to Tangible Assets	7.74%	7.58%	8.20%	7.74%	7.43%
Tangible Book Value Per Share	$18.64	$18.40	$18.36	$17.68	$17.00

Return on Average Tangible Common Equity (ROATCE)

	For the Quarter Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
(dollars in thousands)	2019	2019	2019	2019	2018
Net income available to common shareholders	$12,792	$12,677	$16,321	$13,948	$16,302

Average total shareholders' equity—GAAP	$658,497	$651,162	$628,730	$614,210	$599,723
Adjustments:
Preferred stock	-	(814)	(2,708)	(2,759)	(2,812)
Goodwill	(171,082)	(166,389)	(164,673)	(164,673)	(164,051)
Other intangibles, net	(35,745)	(34,519)	(34,689)	(36,438)	(38,394)
Average tangible common equity	$451,670	$449,440	$426,660	$410,340	$394,466
ROATCE	11.24%	11.19%	15.34%	13.79%	16.40%